Exhibit 99.1

Salary.comTM Reports Strong First Quarter 2008 Financial Results

First quarter revenue up 46% on a year-over-year basis; New strategic acquisition expands proprietary datasets, product capabilities and customer value

WALTHAM, Mass. – July 31, 2007 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand compensation management solutions, today announced financial results for its first quarter of fiscal 2008, which ended June 30, 2007. First quarter revenue was $7.5 million, an increase of 46% from the first quarter of fiscal 2007 and 18% sequentially. Cash flow from operations was $1.6 million for the first quarter of 2008, compared to negative $0.7 million in the prior year and $1.1 million in the prior quarter. Bookings (defined as change in deferred revenue added to revenue) were $8.1 million for the quarter compared to $5.9 million in the prior year and $7.4 million in the prior quarter.

“We’re very pleased with our first quarter results” stated Kent Plunkett, founder and chief executive officer. “We exceeded financial expectations and continued our record of strong revenue growth and positive operating cash flow. We substantially grew our customer base and increased our footprint with many existing customers through wider deployments across our enterprise product portfolio. Additionally, we continued to execute on plans to expand our proprietary datasets and capabilities in the talent management market through strategic acquisitions and partnerships. Our growth and momentum in the first quarter, together with our strong financial results, underscore the leadership position we have secured in the compensation category.”

Financial Highlights

•	Revenue of $7.5 million

•	Cash flow from operations of $1.6 million

•	Bookings of $8.1 million

•

On a GAAP basis, Salary.com reported a net loss attributable to common stockholders of $1.4 million in the first quarter of fiscal 2008, compared to a net loss of $963,000 in the first quarter of fiscal 2007

•

On a non-GAAP basis, excluding the impact of stock-based compensation expense, amortization of intangibles, and accretion of preferred stock, Salary.com reported a net loss attributable to common stockholders of $556,000 in the first quarter of fiscal 2008, compared to a net loss of $538,000 in the first quarter of fiscal 2007

•

Cash and equivalents of at the end of the first quarter of 2008 were $39.9 million, compared to $49.0 million at the end of fiscal 2007, primarily due to cash flow generated in the quarter offset by the $10.3 million paid for the acquisition of ICR Limited, L.C. in May 2007

•

Current deferred revenue grew to $16.1 million at the end of the first quarter, an increase from $15.5 million at the end of fiscal 2007. Total deferred revenue was $17.0 million at the end of the first quarter, which represented an increase from $16.4 million at the end of fiscal 2007

Ken Goldman, Salary.com’s senior vice president and chief financial officer said, “Strong order activity and synergies from our acquisition of ICR helped us achieve revenue that was better than anticipated in the first quarter. Our operating cash flow results also benefited from this activity, providing an accent on our record of positive operating cash flow. Because of our high-visibility subscription revenue model and market dynamics that are working in our favor, we believe this momentum can continue.”

Business Highlights

•

As announced on May 15, 2007, Salary.com acquired ICR Limited, L.C. and ICR International Ltd. (ICR), a premier provider of specialty consumer goods and global technology compensation data and software – thereby expanding Salary.com’s global reach with proprietary datasets across over 70 countries worldwide.

•

During the first quarter 225 net new enterprise subscribers were added, not including new customer additions from the ICR acquisition or small and medium business customers; bringing the total enterprise subscriber count to more than 2,100 and total subscription customers to above 4,100.

•

New customer additions in the first quarter included marquee names such as AmerisourceBergen Corporation; Comcast Corporation; CSX Corporation; Elizabeth Arden, Inc.; Expedia, Inc.; Hitachi Computer Products (America), Inc.; John Hancock Life Insurance Company; The Motley Fool, Inc.; The Pepsi Bottling Group, Inc.; The Rockefeller Foundation; and Sony Ericsson Mobile Communications (USA), Inc.

“Market demand and awareness is increasing in the compensation management market as increased recruiting pressure forces companies to take new approaches to attracting and retaining talent. Salary.com is benefiting from positive market momentum due to our leadership position, domain expertise, proprietary data sets and on-demand technology, and this success is reflected in our financial and business results”, commented Plunkett.

“We also announced strategic agreements earlier today that expand our capabilities in the emerging talent management segment”, he continued. “With the acquisition of ITG Competency Group and the licensing agreement with Schoonover Associates, Salary.com will significantly broaden the capabilities and advantages of its talent management suite, developing one of the most robust competency offerings in the industry and providing the content foundation to support competency-driven human resources and talent management products and services.”

Business Outlook

Salary.com expects total revenue in fiscal 2008 to be in the range of $33.7 million to $34.9 million, an increase from prior guidance. Cash flow from operations is expected to be in the range of $7.8 million to $8.2 million for the full fiscal year, also an increase from prior guidance. Non-GAAP loss, which excludes the non-cash impact of stock-based compensation expense and amortization of intangibles, is expected to be in the range of $5.0 million to $5.4 million. On a GAAP basis, net loss for fiscal 2008 is expected to be in the range of $8.8 to $9.2 million. Weighted average basic shares for the year are estimated to be approximately 13.7 million shares.

For the second quarter of fiscal 2008, Salary.com expects total revenue in the range of $7.7 million to $8.1 million. Non-GAAP loss, which excludes the non-cash impact of stock-based compensation expense and amortization of intangibles, is expected to be in the range of $1.3 million to $1.7 million. GAAP loss for the second quarter of fiscal 2008, is expected to be in the range of $2.3 million to $2.7 million. Weighted average shares for the quarter are estimated to be approximately 13.6 million shares.

Conference call

What:	Salary.com first quarter 2008 financial results conference call and webcast
When:	Tuesday, July 31, 2007
Time:	5:00 PM ET
Live Call:	(800) 819-9193, domestic
(913) 981-4911, international
Replay:	(888) 203-1112, conference ID 3594155
(719) 457-0820, conference ID 3594155, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation management solutions helping businesses and individuals manage pay and performance. Salary.com provides companies of all sizes comprehensive on-demand software applications that are tightly integrated with its own proprietary compensation data sets, thereby automating the essential elements of the compensation management process and significantly improving the effectiveness of its client’s compensation spend. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, our ability to close the ITG acquisition on a timely basis, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

(SLRY-F)

Media Contact:

David Close/Bill Keeler

Schwartz Communications

(781) 684-0770

Investor Contacts:

Kenneth S. Goldman, SVP & CFO

Salary.com, Inc.

(781) 464-7985

Garo Toomajanian

Integrated Corporate Relations

(781) 464-7340

Salary.com, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2007	March 31, 2007
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$39,928,841	$49,016,389
Accounts receivable, net of allowance for doubtful accounts	3,690,123	3,364,931
Prepaid expenses and other current assets	604,226	891,483
Deferred customer acquisition costs, current portion	853,176	870,224

Total current assets	45,076,366	54,143,027

Property, equipment and software, net	1,992,205	1,937,250
Goodwill and intangibles assets, net	12,384,990	2,189,632
Other assets	440,433	405,564

Total assets	$59,893,994	$58,675,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$3,551,674	$2,506,311
Accrued expenses and other current liabilities	1,365,332	1,104,714
Subscription payable	628,089	693,638
Deferred revenue, current portion	16,082,157	15,506,966

Total current liabilities	21,627,252	19,811,629

Deferred revenue, net of current portion	902,953	880,688

Total liabilities	22,530,205	20,692,317

Stockholders’ equity:
Common stock	1,341	1,331
Additional paid-in capital	68,125,184	67,378,802
Accumulated deficit	(30,761,344)	(29,396,311)
Accumulated other comprehensive loss	(1,392)	(666)

Total stockholders’ equity	37,363,789	37,983,156

Total liabilities and stockholders’ equity	$59,893,994	$58,675,473

Salary.com, Inc.

Consolidated Statements of Operations

	Three Months Ended June 30,
	2007	2006
	(unaudited)
Revenue:
Subscription revenues	$6,758,499	$4,441,198
Advertising revenues	780,508	714,408

Total revenues	7,539,007	5,155,606

Cost of revenues (1)	1,622,312	1,051,548

Gross profit	5,916,695	4,104,058

Operating expenses:
Research and development (1)	882,267	727,658
Sales and marketing (1)	3,898,480	2,687,204
General and administrative (1)	2,927,139	1,447,856
Amortization of intangible assets	134,818	53,249

Total operating expenses	7,842,704	4,915,967

Loss from operations	(1,926,009)	(811,909)

Other income (expense):
Interest income	560,675	4,385
Interest expense	—	(24,268)
Other income (expense)	297	(2,500)

Total other income (expense)	560,972	(22,383)

Net loss	(1,365,037)	(834,292)
Accretion of preferred stock	—	(128,999)

Net loss attributable to common stockholders	$(1,365,037)	$(963,291)

Net loss attributable to common stockholders per share - basic and diluted	$(0.10)	$(0.20)

Weighted average shares outstanding - basic and diluted	13,358,488	4,724,163
(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,
	2007	2006
Cost of revenues	$94,806	$28,295
Research and development	2,126	19,236
Sales and marketing	201,918	69,373
General and administrative	375,173	126,562

	$674,023	$243,466

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net loss	$(1,365,037)	$(834,292)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	403,977	222,132
Stock-based compensation	674,023	243,466
Other non-cash items	59,070	49,589
Change in operating assets and liabilities	1,840,546	(338,947)

Net cash provided by (used in) operating activities	1,612,579	(658,052)

Cash flows from investing activities:
Cash paid for acquisition of business	(10,197,962)	(367,500)
Cash paid for intangible assets	(214,152)	—
Purchases of property and equipment	(115,404)	(311,071)
Capitalization of software development costs	(162,392)	(93,156)

Net cash used in investing activities	(10,689,910)	(771,727)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	(9,492)	161,970

Net cash provided by (used in) financing activities	(9,492)	161,970

Effect of exchange rate changes on cash and cash equivalents	(725)	—

Decrease in cash and cash equivalents	(9,087,548)	(1,267,809)
Cash and cash equivalents, beginning of period	49,016,389	1,813,715

Cash and cash equivalents, end of period	$39,928,841	$545,906

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations	$(1,926,009)	$(811,909)
Amortization of intangible assets	134,818	53,249
Stock-based compensation	674,023	243,466

Non-GAAP loss from operations	$(1,117,168)	$(515,194)

Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders	$(1,365,037)	$(963,291)
Accretion of preferred stock	—	128,999
Amortization of intangible assets	134,818	53,249
Stock-based compensation	674,023	243,466

Non-GAAP net loss attributable to common stockholders	$(556,196)	$(537,577)

Non-GAAP net loss attributable to common stockholders per share	$(0.04)	$(0.11)

Weighted average shares outstanding - basic and diluted	13,358,488	4,724,163

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release exclude amortization of intangible assets, stock-based compensation and the accretion of preferred stock. By excluding these non-cash charges, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.